IntelGenx Receives USPTO Notice of Allowance for Oral Film
Dosage Form Technology Patent

Saint Laurent, Quebec, June 27, 2017 - IntelGenx Corp. (TSXV: IGX; OTCQX: IGXT) (“IntelGenx”), a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilmTM technology platform, today announced that the United States Patent and Trademark Office (“USPTO”) has granted a notice of allowance for US Patent Application 13/748,241, entitled “Solid oral film dosage forms and methods for making same.” This platform patent discloses oral film dosage forms designed for immediate or sustained release of an active to the buccal and/or sublingual mucosa and will protect several of IntelGenx’ oral film products.

IntelGenx’ new patented oral film technology allows the instant hydration and complete disintegration of a film in the oral cavity, potentially enabling the active ingredient to become immediately available for enhanced buccal and/or sublingual absorption. In addition, the novel oral film dosage form is applicable for reduced absorption through the gastrointestinal route. IntelGenx’ improved delivery systems for solubilizing and stabilizing pharmaceutically active ingredients exhibit enhanced stability derived from the use of a combination of crystallization inhibitors, which together can maintain the active ingredient in a desired plurality of particles in an effective size range within a polymeric film matrix. This oral dosage form technology patent has broad applicability in film formulation and could be applicable to several current and future projects.

“The granting of this notice of allowance for our novel oral film dosage form validates the innovative work carried out by our talented R&D team, which continues to break new ground in the development of oral film technology,” said Horst G. Zerbe, CEO of IntelGenx. “Our rapidly expanding intellectual property portfolio ensures long-term market exclusivity of our products, which is critically important to IntelGenx’ business success. We currently have several additional patent applications pending at the USPTO in relation to oral dosage forms and their method of manufacture, and expect to file for additional patent protection as our research and development continues.”

The granting of this Orange Book eligible US patent will further enhance the intellectual property protection for IntelGenx film products.

About IntelGenx:
Established in 2003, IntelGenx is a leading oral drug delivery company primarily focused on the development and manufacturing of innovative pharmaceutical oral films based on its proprietary VersaFilm™ technology platform.

IntelGenx' highly skilled team provides comprehensive pharmaceuticals services to pharmaceutical partners, including R&D, analytical method development, clinical monitoring, IP and regulatory services. IntelGenx' state-of-the-art manufacturing facility, established for the VersaFilm™ technology platform, supports lab-scale to pilot and commercial-scale production, offering full service capabilities to its clients. More information about the company can be found at www.intelgenx.com.

Forward-Looking Statements:
This document may contain forward-looking information about IntelGenx' operating results and business prospects that involve substantial risks and uncertainties. Statements that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. These statements include, but are not limited to, statements about IntelGenx' plans, objectives, expectations, strategies, intentions or other characterizations of future events or circumstances and are generally identified by the words "may," "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates," "could," "would," and similar expressions. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. Because these forward-looking statements are subject to a number of risks and uncertainties, IntelGenx' actual results could differ materially from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the heading "Risk Factors" in IntelGenx' annual report on Form 10-K, filed with the United States Securities and Exchange Commission and available at www.sec.gov, and also filed with Canadian securities regulatory authorities and www.sedar.com. IntelGenx assumes no obligation to update any such forward-looking statements.

Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange), nor the OTCQX accepts responsibility for the adequacy or accuracy of this release.

Source: IntelGenx Technologies Corp.

For more information, please contact:

Stephen Kilmer
Investor Relations
(514) 331-7440 ext 232
stephen@intelgenx.com

Or

Andre Godin, CPA, CA
Executive Vice-President and CFO
IntelGenx Corp.
(514) 331-7440 ext 203
andre@intelgenx.com